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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Onyx Graphics Corporation:

     We consent to the use of our report dated November 11, 1994, on the statements of operations and cash flows of Onyx Graphics Corporation for the year ended September 30, 1994 included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

                                          /s/ KPMG Peat Marwick LLP

Salt Lake City, Utah
June 21, 1996